UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2022

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed, on February 11, 2022, Bowman Consulting Group Ltd. (the “Company”) consummated an underwritten follow-on public offering (the “Offering”), in which the Company sold 900,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), and certain selling stockholders, including the Company’s President, Chairman and Chief Executive Officer (the “Selling Stockholder”), sold 150,000 shares of Common Stock, each at a public offering price of $16.00 per share. The Company did not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder. Pursuant to an underwriting agreement (the “Underwriting Agreement”) by and among D.A. Davidson & Co., as representative of the underwriters named in the Underwriting Agreement (the “Underwriters”), and the attorneys-in-fact on behalf of the Selling Stockholder, the Company also granted the Underwriters a 30-day over-allotment option to purchase up to 157,500 additional shares of Common Stock (the “Additional Shares”), equivalent to 15% of the shares of Common Stock sold in the Offering, pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-262464), under the Securities Act of 1933, as amended.

Subsequently, on February 28, 2022, the Underwriters exercised their over-allotment option in full, and the closing of the issuance and sale of the Additional Shares occurred on March 2, 2022. The issuance by the Company of the Additional Shares at a price of $16.00 per share resulted in additional gross proceeds of approximately $2.5 million. After deducting the underwriting commissions and discounts, the Company received additional net proceeds of approximately $2.4 million.

On March 2, 2022, the Company issued a press release announcing the full exercise and closing of the over-allotment option in connection with the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated March 2, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: March 3, 2022	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer